Exhibit 23(i)

Paul, Hastings, Janofsky & Walker LLP

515 South Flower Street

Los Angeles, California 90071

Telephone (213) 683-6000

May 30, 2006

CNI Charter Funds

400 North Roxbury Drive

Beverly Hills, California 90210

Re: CNI Charter Funds (the “Trust”)

Ladies and Gentlemen:

We hereby consent to the reference to our firm under the heading “Legal Counsel” in the Statement of Additional Information filed as Part B of Post-Effective Amendment No. 30 to the Trust's Registration Statement.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP